UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Inland Real Estate Income Trust, Inc.
(Name of Registrant as Specified In Its Charter)

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April 6, 2018

Dear Fellow Stockholder:

The board of directors of Inland Real Estate Income Trust, Inc. (Inland Income Trust) recently established a new estimated per share value of Inland Income Trust’s common stock of $22.35. Independent consultant CBRE Capital Advisors, Inc. (CBRE Cap), a FINRA-registered broker dealer firm that specializes in providing real estate financial services, assisted the board of directors in establishing this estimated per share value as of December 31, 2017.1 Throughout the valuation process, senior members of management reviewed, confirmed and approved the processes and methodologies used by CBRE Cap, as well as their consistency with real estate industry standards and best practices. For a description of the methodology used, please review the Form 8-K filed March 21, 2018 with the U.S. Securities and Exchange Commission.

Retail and Economic Update

The U.S. economy and real estate markets performed well in 2017 and boded well for consumers. A growing Gross Domestic Product (GDP – the total value of goods produced and services provided), along with unemployment holding at a 17-year low of 4.1 percent according to Business Insider, raised consumer confidence at the end of the year.2 Many retailers are riding high after sales rose a better-than-expected 5.5 percent during the 2017 holiday season, with the National Retail Federation reporting that it marked the biggest increase since 2010.3

The retail industry is changing quickly. While some forms of retail real estate may become obsolete or less effective in certain markets, the reasons for failed or failing retailers may be less about the retail industry and more about retailers whose strategy has not kept pace with the changing preferences of consumers. Large retailers, such as TJX Companies, Ross Stores and Ulta Beauty have shown exciting growth, opening 260, 96 and 86 new stores, respectively, in 2017. For each retailer closing a store, 2.7 retailers opened a store in 2017, according to IHL Group’s Debunking the Retail Apocalypse report.4 Despite this evolving retail landscape, grocery-anchored retail real estate, which is the primary focus of Inland Income Trust, has had solid relative performance. As of March 31, 2018, Inland Income Trust owned 59 retail properties in 24 states, totaling approximately 6.9 million square feet. Our economic occupancy is 94.7% as of February 28, 2018. The 2016 bankruptcy of retailer Sports Authority, which significantly impacted three of our properties, illustrates that no retail real estate portfolio is entirely insulated from the changing retail industry; however, our shopping centers are more diverse than ever, with exciting dining and service-oriented options included in the tenant mix, proving our initiative to meet the changing needs and lifestyles of today’s consumers.

Quarterly Earnings and Valuation Webcast

The Inland Income Trust executive management team discussed fourth quarter 2017 operating results as well as Inland Income Trust’s new estimated per share value during a webcast on March 27th. Please feel free to review the replay of this webcast that is available under the “Webcasts” section of our website: www.inland-investments.com/IREIT/webcasts.

Annual Stockholders Meeting and Proxy Statement

All stockholders of record as of March 23, 2018 should have received, or will soon receive, their Notice of Internet Availability of Proxy Materials, which instructs stockholders how to access proxy materials and vote online. The meeting will take place at our offices, located at 2901 Butterfield Road, Oak Brook, Illinois, on Tuesday, June 12 at 10:00 am CT. Stockholders may vote in person at the meeting or by proxy. If you are voting by proxy, we encourage you to vote to elect six

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directors and to ratify the selection of KPMG LLP as our independent registered public accounting firm as soon as possible. Remember, every vote matters!

If you have any questions regarding the Annual Stockholders Meeting, the Proxy Statement, or your investment in Inland Income Trust, please contact your financial advisor or our Inland Investor Services team at 800.826.8228 from 8:00 am to 5:00 pm CT Monday-Friday.

Distributions

The first quarter cash distribution payable to stockholders of record as of March 30, 2018 was $0.335 per share (which is equal to an annualized distribution rate of 6% based on Inland Income Trust’s estimated value of $22.35 per share as of December 31, 2017).

Thank you for your investment in Inland Income Trust and your confidence in our investment strategy. For more information, please visit our website: www.inland-investments.com/inlandincometrust.

Sincerely,

INLAND REAL ESTATE INCOME TRUST, INC.

Mitchell Sabshon
President and Chief Executive Officer

Enclosure

cc: Trustee, Broker Dealer, Financial Advisor

1The board of directors reviewed the valuation report provided by CBRE Cap and determined the estimated per share value. Neither CBRE Cap nor any of its affiliates is responsible for the board of director’s determination of the estimated per share value.

2Business Insider. Jobs report misses expectations, unemployment holds at 17-year low. January 5, 2018.

3U.S. News & World Report. Despite Merry Holidays, Retailers Face Challenges in 2018. January 12, 2018.

4IHL Group. Debunking the Retail Apocalypse. August, 2017.

The Inland name and logo are registered trademarks being used under license. Inland refers to some or all of the entities that are part of The Inland Real Estate Group of Companies, Inc., one of the nation’s largest commercial real estate and finance groups, which is comprised of independent legal entities, some of which may be affiliates, share some common ownership or have been sponsored and managed by such entities or subsidiaries thereof. Inland has been creating, developing and supporting real estate-related companies for 50 years.

This letter contains "forward-looking statements" made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The statements may be identified by terminology such as "may", “can”, "would", “will”, "expect", "intend", "estimate", "anticipate", "plan", "seek", "appear", or "believe". Such statements reflect the current view of Inland Income Trust with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the uncertainties related to the acquisition of any property, general economic conditions, unforeseen events affecting the real estate industry or particular markets, and other factors detailed under Risk Factors in our most recent Form 10-K on file with the Securities and Exchange Commission.

Although Inland Income Trust believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. You should exercise caution when considering forward-looking statements and not place undue reliance on them. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, Inland Income Trust undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this letter. All subsequent written and oral forward-looking statements attributable to Inland Income Trust or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.